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                                                                   Exhibit 99(i)

                       SUEZ LYONNAISE DES EAUX LETTERHEAD

                             DELEGATION DE POUVOIR

    Je soussigne, Gerard MESTRALLET, President du Directoire, agissant en vertu des decisions du Directoire en date du 30 juin 1997 et du 19 octobre 1998,

    Delegue, avec faculte de sub-delegation, a :

           Monsieur Philippe de MARGERIL, Secraetire General,

    tous pouvoirs a l'effet de :

    - signer la correspondance courante de la Societe,

    - contracter toutes assurances de quelque nature que ce soit, payer les primes, accepter et recevoir toutes indemnisations,

    - representer la Societe dans toutes Assemblees des Societes, Associations, Groupements ou Syndicats dont elle fait partie,

    - deposer et enregistrer toutes marques, brevets et autres droits de propriete intellectuelle, accepter et consentir tous accords de cession ou de licence, avec faculte de subdelegation aux Avocats et Conseils pour l'accomplissement des formalites,

    - faire toutes acquisitions de biens meubles utiles a l'objet social,

    - accepter et consentir tous baux et locations, faire toutes resiliations,

    - souscrire, acquerir, ceder toutes actions, parts sociales, obligations, bons, et autres valeurs mobilieres de toute nature,

    - faire ouvrir et fonctionner au nom de la Societe tous comptes courants de depots ou d'avance aupres de l'Administration de Cheques Postaux, de la Banque de France et tout autre etablissement prive ou public,

    - operer tous depots, retraits, transferts de fonds, rentes, creances ou autres valeurs appartenant a la Societe,

    - emettre, endosser, acquitter et signer, a quelque titre que ce soit, tous billets, cheques et effets de commerce,

    - etablir et signer tous memoires de sommes qui peuvent ou pourront etre dues a la Societe pour quelque cause que ce soit par toutes administrations publiques, communales departementales et de l'Etat ou par toutes personnes,

    - recevoir de toutes administrations publiques et de l'Etat, des departements, villes et communes et, en general, de toutes collectivites publiques ou privees et de toutes personnes, les sommes qui peuvent etre dues a la Societe, a quelque titre et pour quelque cause que ce soit, en donner quittances,

    - payer toutes sommes dues par la Societe a quelque titre et pour quelque cause que ce soit et en retirer quittances,

    - en cas de difficultes quelconques et specialement a defaut de paiement, engager toutes poursuites, faire tous commandements et sommations,

    - en cas de redressement judiclaire de quelque debiteur, declarer toutes creances, faire toutes affirmations, repondre a toutes consultations, accorder tous delais et remises,

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    - representer la Societe en justice, tant en demandant qu'en defendant, elire domicile; engager toutes instances et actions et y defendre devant toutes jurisdictions competentes; signer et deposer toutes requetes et tous memoires; proposer et accepter toutes transactions ou tous compromis; se desister de toutes instances et actions, acquiescer a tous jugements, arrets et ordonnances; interjeter tous appels et former tous pourvois,

    - faire toutes declarations aupres de toutes administrations fiscales, presenter toutes demandes de degrevement et restitution d'impots, contributions, taxes et droits generalement quelconques, signer et deposer toutes requetes et tous memoires, engager toutes instances et y defendre devant toutes juridictions competentes, proposer et accepter toutes transactions, se desister de toutes instances et actions, acquiescer a tous arrets et jugements, et former tous pourvois,

    - remplir toutes formalites necessaires pour soumettre la Societe aux lois, arretes et reglements de tous pays ou elle pourrait etre amenee a faire des operations,

    - formuler toutes demandes d'autorisation ou d'agrement et generalement contracter tous engagements lies auxdites demandes,

    - representer la Societe a l'egard de toutes administrations tant en France qu'a l'etranger.

    Aux effets ci-dessus, passer et signer tous actes et pieces, fournir toutes justifications, elire domicile et generalement, faire le necessaire.

    La presente delegation annule et remplace celle consentie en pareille matiere en date du 1(er) Juillet 1997.

                                          Fait a Nanterre, le 27 octobre 1998

                                          /s/ Gerard Nestrallet

                                          Gerard NESTRALLET

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                                            SUEZ LYONNAISE DES EAUX LETTERHEAD

                             DELEGATION DE POUVOIR

    Je soussigne, Philippe de MARGERIE, Secretaire General, agissant en vertu d'une delegation consentie en date du 27 Octobre 1998 par Monsieur Gerard MESTRALLET, President du Directoire.

DELEGUE A:

    Monsieur Patrice HERBET, Directeur Juridique France et International,

    tous pouvoirs a l'effet de:

    - signer la correspondance courante de la Societe,

    - deposer et enregistrer toutes marques, brevets et autres droits de propriete intellectuelle, accepter et consentir tous accords de cession ou de licence, avec faculte de subdelegation aux Avocats et Conseils pour l'accomplissement des formalites,

    - etablir et signer tous memoires de sommes qui peuvent ou pourront etre dues a la Societe pour quelque cause que ce soit par toutes admistrations publiques, communales, departementales et de l'Etat ou par toutes personnes,

    - en cas de difficultes quelconques et specialement a defaut de paiement, engager toutes poursuites, faire tous commandements et sommations,

    - en cas de redressement judiciaire de quelque debitieur, declarer toutes creances,

    - representer la Societe en justice, tant en demandant qu'en defendant, elire domicile; engager toutes instances et actions et y defendre devant toutes juridictions competentes; signer et deposer toutes requetes et tous memoires; proposer et accepter toutes transactions ou tous compromis; se desister de toutes instances et actions, acquiescer a tous jugements, arrets et ordonnances; interjeter tous appels et former tous pourvois,

    - remplir toutes formalites necessaires pour soumettre la Societe aux lois, arretes et reglements de tous pays ou elle pourrait etre amenee a faire des operations,

    - formuler routes demandes d'autorisation ou d'agrement contracter tous engagements lies auxdites demandes,

    - repesenter la Societe a l'egard de toutes adminstrations tant en France qu'a l'etranger.

Aux effets ci-dessus, passer et signer tous actes et pieces, fournir toutes justifications, elire domicile et generalement, faire le necessaire.

                                          Fait a Nanterre, le 27 octobre 1998

                                          /s/ Philippe de Margerie

                                          Philippe de MARGERIE

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